UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2024

DNOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 22, 2024, DNOW Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.	the election of eight members to the Board of Directors;

2.	the approval of the 2024 Long-Term Incentive Plan;

3.	the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2024; and

4.	the approval, on an advisory basis, of the compensation of our named executive officers.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Richard Alario	90,365,691	4,100,751	44,343	5,273,402
Terry Bonno	93,650,152	801,642	58,991	5,273,402
David Cherechinsky	93,898,890	539,453	72,442	5,273,402
Galen Cobb	93,825,356	639,279	46,150	5,273,402
Paul Coppinger	91,025,892	3,440,480	44,413	5,273,402
Karen David-Green	93,918,149	547,891	44,745	5,273,402
Rodney Eads	93,674,657	766,084	70,044	5,273,402
Sonya Reed	91,654,645	2,811,246	44,894	5,273,402

The eight directors nominated by the Board of Directors were re-elected to serve a one-year term expiring in 2025. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Approval of the 2024 Long-Term Incentive Plan	89,201,290	5,247,238	62,257	5,273,402

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2024	97,990,447	1,728,725	65,015	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4. Approval of the compensation of the Company’s named executive officers	89,535,530	4,943,477	31,778	5,273,402

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024	DNOW INC.

/s/ Raymond W. Chang
Raymond W. Chang
Vice President & General Counsel